UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 18, 2005

BANCTEC, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-9859 (Commission File Number)	75-1559633 (I.R.S. Employer Identification No.)

2701 E. Grauwyler Road, Irving, Texas 75061
(Address of Principal Executive Offices) (Zip Code)

(972) 821-4000
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.                                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 18, 2005, the employment of Brian R. Stone as Senior Vice President and Chief Financial Officer of BancTec, Inc. was terminated.  A news release, issued on February 23, 2005, announced the employment termination.  The news release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The same news release announced that, effective February 18, 2005, Jeffrey D. Cushman was promoted to Senior Vice President & Chief Financial Officer of BancTec, Inc.  Mr. Cushman joined BancTec, Inc. in November 2004 as Vice President of Finance.  Mr. Cushman previously did strategic development work for Metromedia Fiber Network, Inc. and before joining Metromedia, Mr. Cushman was the Chief Financial Officer, Senior Vice President, Secretary and Treasurer for Groceryworks.com and Evercom, Inc.  Prior to this time, Mr. Cushman was Director of Business Development at Electronic Data Systems Corporation, after holding a number of financial positions, including Group Financial Officer, Controller, and Financial Manager & Supervisor.

Section 9 – Financial Statements and Exhibits

Item 9.01.                                       Financial Statements and Exhibits.

(c) Exhibits

EXHIBIT	DESCRIPTION

99.1	Press Release of BancTec, Inc. dated February 23, 2005 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCTEC, INC.

Date: February 23, 2005	By:	/s/ Coley Clark
	Name:	Coley Clark
	Title:	President & Chief Executive Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Press Release of BancTec, Inc. dated February 23, 2005 (filed herewith).